UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Progenics Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor, New York, New York 10007

(Address of Principal Executive Offices)                   (Zip Code)

Registrant’s telephone number, including area code:  (646) 975-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0013	PGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the previously announced election of Mr. David W. Mims, Mr. Gérard Ber, Mr. Eric J. Ende, Ms. Ann MacDougall and Mr. Heinz Mäusli to the Board of Directors (the “Board”) of Progenics Pharmaceuticals, Inc. (the “Company”), the Company has agreed to pay the following annual fees on a quarterly basis and prorated for the period of service to each of the directors listed above, as applicable:

●	Board retainer: $45,000 ($75,000 for Chair of the Board);
●	Audit Committee retainer: $10,000 ($35,000 for Chair);
●	Compensation Committee retainer: $7,000 ($22,000 for Chair);
●	Nominating and Corporate Governance Committee retainer: $5,000 ($13,000 for Chair); and
●	Science Committee retainer: $10,000 ($35,000 for Chair).

In addition, the Board made to each of the directors listed above an initial option grant for 40,000 shares of common stock, which vest equally in annual installments over a five-year period. The Board also made to each director listed above an annual option grant for 25,000 shares of common stock (55,000 in the case of the Chair), prorated for the period of service and vesting upon grant.

The Board supports the Company’s recently-adopted stock ownership guidelines for non-employee directors and intends to implement the guidelines commencing in 2020. As previously announced, the Board intends to review the Company’s director compensation policy generally in the first quarter of 2020.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains projections and other “forward-looking statements” regarding future events. Statements contained in this communication that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect the Company’s current perspective of existing trends and information as of the date of this communication and include statements regarding the Company’s strategic and operational plans and delivering value for shareholders. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such statements are predictions only and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, risks and uncertainties identified on the Company’s website and in its press releases and reports it files with the Securities and Exchange Commission (the “SEC”), including those risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2018, as updated in its subsequent Quarterly Reports on Form 10-Q. The Company is providing the information in this Current Report on Form 8-K as of its date and, except as expressly required by law, the Company disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning the Company and its business may be available in press releases or other public announcements and public filings made after this press release. For more information, please visit www.progenics.com. Information on or accessed through our website or social media sites is not included in the Company’s SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Patrick Fabbio
Patrick Fabbio
Executive Vice President and Chief Financial Officer

Date: December 19, 2019